Exhibit 10.1
COMCAST-NBCUNIVERSAL
2011 EMPLOYEE STOCK PURCHASE PLAN
1.Purpose.
The Comcast-NBCUniversal 2011 Employee Stock Purchase Plan (the “Plan”) is intended to encourage and facilitate the purchase of shares of common stock of Comcast Corporation by Eligible Employees of NBCUniversal and any Participating Companies, thereby providing such Eligible Employees with a personal stake in the Company and a long-range inducement to remain in the employ of NBCUniversal and Participating Companies. It is the intention of the Company that the Plan not qualify as an “employee stock purchase plan” within the meaning of section 423 of the Code.
2.Definitions.
(a)“Account” means a bookkeeping account established by the Committee on behalf of a Participant to hold Payroll Deductions.
(b)“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, the term “control,” including its correlative terms “controlled by” and “under common control with,” mean, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
(c)“Board” means the Board of Directors of the Company.
(d)“Brokerage Account” means the brokerage account established under the Plan by the Company for each Participant, to which Shares purchased under the Plan shall be credited.
(e)“Change of Control” means any transaction or series of transactions as a result of which any Person who was a Third Party immediately before such transaction or series of transactions owns then-outstanding securities of the Company such that such Person has the ability to direct the management of the Company, as determined by the Board in its discretion.  The Board may also determine that a Change of Control shall occur upon the completion of one or more proposed transactions.  The Board’s determination shall be final and binding.
(f)“Code” means the Internal Revenue Code of 1986, as amended.
(g)“Comcast Group” means the Company and any Affiliate of the Company.
(h)“Committee” means the Compensation Committee of the Board or its delegate.

(i)“Company” means Comcast Corporation, a Pennsylvania corporation, including any successor thereto by merger, consolidation, acquisition of all or substantially all the assets thereof, or otherwise.
(j)“Compensation” means an Eligible Employee’s wages as reported on Form W-2 (i.e., wages as defined in section 3401(a) of the Code and all other payments of compensation for which the Participating Company is required to furnish the employee a written statement under sections 6041(d) and 6051(a)(3) of the Code) from a Participating Company, reduced by reimbursements or other expense allowances, fringe benefits (cash and non-cash), moving expenses, deferred compensation, and welfare benefits, but including salary reduction contributions and elective contributions that are not includible in gross income under sections 125 or 402(a)(8) of the Code.
(k)“Effective Date” means the effective date referenced in Paragraph 15.
(l)“Election Form” means the written or electronic form acceptable to the Committee which an Eligible Employee shall use to make an election to purchase Shares through Payroll Deductions pursuant to the Plan.
(m)“Eligible Employee” means an Employee who is not an Ineligible Employee.
(n)“Eligible Employer” means NBCUniversal and any Subsidiary of NBCUniversal other than:
(1)a Subsidiary that is organized under the laws of a jurisdiction outside of the United States of America, other than a Subsidiary referenced pursuant to Section 2(r)(1)(iv); or
(2)except as otherwise provided by the Committee, a Subsidiary that is a “Participating Company” as defined in the Comcast Corporation 2002 Employee Stock Purchase Plan.
(o)“Employee” means any employee who is employed by a Participating Company and designated on the books and records of such Participating Company as an employee, provided that the term “Employee” shall not include:
(1)an individual covered by a collective bargaining agreement, unless such agreement specifically provides for participation hereunder;
(2)except as otherwise provided by Paragraph 2(r)(1)(iii), an individual who is not on a United States employee payroll of a Participating Company or an individual with respect to whom the Participating Company does not report such individual’s compensation as wages on Form W-2;
(3)an individual who has entered into an agreement with a Participating Company which excludes such individual from participation in employee benefit plans of a

Participating Company (whether or not such individual is treated or classified as an employee for certain specified purposes that do not include eligibility to participate in the Plan); and
(4)an individual who is not classified by the Participating Company as an employee, even if such individual is retroactively re-characterized as an employee by a third party or a Participating Company.
(p)“Fair Market Value” means the closing price per Share on the principal national securities exchange on which the Shares are listed or admitted to trading or, if not listed or traded on any such exchange, on the National Market System of the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), or if not listed or traded on any such exchange or system, the fair market value as reasonably determined by the Board or the Committee, which determination shall be conclusive.
(q)“Five Percent Owner” means an Employee who, with respect to a Participating Company, is described in section 423(b)(3) of the Code.
(r)“Ineligible Employee” means:
(1)For an employee of any Participating Employer other than Universal Orlando, an Employee who, as of an Offering Commencement Date:
i.is a Five Percent Owner;
ii.has been continuously employed by the Comcast Group on a full-time basis for less than 90 days;
iii.has been continuously employed by the Comcast Group on a part-time basis for less than one year;
iv.except as otherwise provided by the Committee, an employee who is (i) employed by a Subsidiary that is organized under the laws of a jurisdiction outside of the United States of America or (ii) whose principal work location is outside of the United States; or
v.is an individual whose employment is classified by the Participating Company to which such individual is employed as an internship, or as “temporary” or “intermittent,” all in accordance with uniformly applied personnel policies.
For purposes of this Paragraph 2(r)(1), an employee is employed on a part-time basis if the Employee customarily works less than 20 hours per week. For purposes of this Paragraph 2(r), an Employee is employed on a full-time basis if the Employee customarily works 20 or more hours per week.

(2)For an employee of Universal Orlando, an employee who, as of an Offering Commencement Date:
i.is a Five Percent Owner;
ii.has been continuously employed by the Comcast Group on a full-time basis for less than 90 days;
iii.has been continuously employed by the Comcast Group on a part-time basis for less than one year;
iv.except as otherwise provided by the Committee, an employee who is (i) employed by a Subsidiary that is organized under the laws of a jurisdiction outside of the United States of America or (ii) whose principal work location is outside of the United States; or
v.is an individual whose employment is classified by the Participating Company to which such individual is employed as an internship, or as “temporary,” “intermittent” or “seasonal,” all in accordance with uniformly applied personnel policies.
For purposes of this Paragraph 2(r)(2), an employee is employed on a part-time basis if Universal Orlando has classified the Employee as a “Casual Employee.” For purposes of this Paragraph 2(r)(2) an Employee is employed on a full-time basis if Universal Orlando has classified the Employee as a Regular Employee.
(s)“NBCUniversal” means NBCUniversal, LLC, a Delaware limited liability company.
(t)“Offering” means an offering of Shares by the Company to Eligible Employees pursuant to the Plan.
(u)“Offering Commencement Date” means the first day of each January 1, April 1, July 1 and October 1 beginning on or after July 1, 2011 until the Plan Termination Date.
(v)“Offering Period” means the period extending from an Offering Commencement Date through the following Offering Termination Date.
(w)“Offering Termination Date” means the last day of each March, June, September and December following an Offering Commencement Date, or such other Offering Termination Date established in connection with a Terminating Event.
(x)“Participant” means an Eligible Employee who has timely delivered an Election Form to the Committee in accordance with procedures established by the Committee.
(y)“Participating Company” means all Eligible Employers except such Eligible Employers as may be designated for exclusion by the Board or the Committee from time to time. Notwithstanding the foregoing, the Board or the Committee may delegate its authority to exclude an Eligible Employer from being a Participating Company under this Paragraph 2(y) to an officer of the Company or committee of two or more officers of the Company.
(z)“Payroll Deductions” means amounts withheld from a Participant’s Compensation pursuant to the Plan, as described in Paragraph 5.
(aa)“Person” means an individual, a corporation, a partnership, an association, a trust or any other entity or organization.
(bb)    “Plan” means the Comcast-NBCUniversal 2011 Employee Stock Purchase Plan, as set forth in this document, and as may be amended from time to time.

(cc)    “Plan Termination Date” means the earliest of:

(1)the Offering Termination Date for the Offering in which the maximum number of Shares specified in Paragraph 9 have been issued pursuant to the Plan; or
(2)the date as of which the Board or the Committee chooses to terminate the Plan as provided in Paragraph 14.
(dd)     “Purchase Price” means 85 percent of the lesser of: (1) the Fair Market Value per Share on the Offering Commencement Date, or if such date is not a trading day, then on the next trading day thereafter or (2) the Fair Market Value per Share on the Offering Termination Date, or if such date is not a trading day, then on the trading day immediately preceding the Offering Termination Date.

(ee)     “Shares” means shares of Comcast Corporation Class A Common Stock, par value $0.01.

(ff)     “Subsidiary” means any Affiliate of NBCUniversal that is controlled by NBCUniversal.

(gg)     “Successor-in-Interest” means the Participant’s executor or administrator, or such other person or entity to which the Participant’s rights under the Plan shall have passed by will or the laws of descent and distribution.

(hh)    “Terminating Event” means any of the following events:

(1)the liquidation of the Company; or
(2)a Change of Control.
(ii)     “Third Party” means any Person, together with such Person’s Affiliates, provided that the term “Third Party” shall not include the Company or an Affiliate of the Company.

(jj)    “Termination Form” means the written or electronic form acceptable to the Committee which an Employee shall use to discontinue participation during an Offering Period pursuant to Paragraph 7(b).

(kk) “Universal Orlando” means Universal City Development Partners, Ltd. and its subsidiaries.

3.Eligibility and Participation.
(a)Eligibility. Except to the extent participation is restricted under Paragraph 3(b), each Eligible Employee shall be eligible to participate in the Plan.
(b)Restrictions on Participation. Notwithstanding any provisions of the Plan to the contrary, no Employee shall be eligible to purchase Shares in an Offering to the extent that:
(1)immediately after the purchase of Shares, such Employee would be a Five Percent owner; or
(2)a purchase of Shares would permit such Employee’s rights to purchase stock under this Plan, after taking into account such Employee’s purchases under the Comcast Corporation 2002 Employee Stock Purchase Plan, if any, to accrue at a rate which exceeds $25,000 in fair market value (as determined on the same basis as if this Plan were subject to section 423(b)(8) of the Code) for each calendar year in which such right to purchase Shares is outstanding.
(c)Commencement of Participation. An Eligible Employee shall become a Participant by completing an Election Form and filing it with the Committee on or before the 15th day of the month immediately preceding the Offering Commencement Date for the first Offering to which such Election Form applies. Payroll Deductions for a Participant shall commence on the first payroll period ending after the applicable Offering Commencement Date when his or her authorization for Payroll Deductions becomes effective, and shall end on the Plan Termination Date, unless sooner terminated by the Participant pursuant to Paragraph 7(b).
4.Shares Per Offering.
The Plan shall be implemented by a series of Offerings that shall commence after Offerings have been authorized by the Board or the Committee, and terminate on the Plan Termination Date. Offerings shall be made with respect to Compensation accumulated during each Offering Period for the period commencing with the first day of the first Offering Period (when such Offering Period is authorized by the Board or the Committee) and ending with the Plan Termination Date. Shares available for any Offering shall be the difference between the maximum number of Shares that may be issued under the Plan, as determined pursuant to Paragraph 9(a), for all of the Offerings, less the actual number of Shares purchased by Participants pursuant to prior Offerings, provided that the maximum number of Shares subject to purchase by any Participant for any Offering Period shall not exceed 1,500. If the total number of Shares subject to purchase under the Plan on any Offering Termination Date exceeds the maximum number of Shares available, the Board or the Committee shall make a pro rata allocation of Shares available for delivery and distribution in as nearly a uniform manner as practicable, and as it shall determine to be fair and equitable, and the unapplied Account balances shall be returned to Participants as soon as practicable following the Offering Termination Date.
5.Payroll Deductions.
(a)Amount of Payroll Deductions. On the Election Form, an Eligible Employee may elect to have Payroll Deductions of not more than 10 percent of Compensation earned for each payroll period ending within the Offering Period, subject to the limitation that the maximum amount of Payroll Deductions for any Eligible Employee for any calendar year (including, for this purpose, any payroll deductions for such calendar year pursuant to the Comcast Corporation 2002 Employee Stock Purchase Plan, if any) shall not exceed $21,250, or, with respect to Participants whose compensation is denominated in currency other than United States dollars, if any, the equivalent amount as denominated in such local currency, as determined by the Committee.
(b)Participants’ Accounts. All Payroll Deductions with respect to a Participant pursuant to Paragraph 5(a) shall be credited to the Participant’s Account under the Plan.
(c)Changes in Payroll Deductions. A Participant may discontinue Payroll Deductions during an Offering Period by providing a Termination Form to the Committee at any time before the Offering Termination Date applicable to any Offering. No other change can be made during an Offering, including, but not limited to, changes in the amount of Payroll Deductions for such Offering. A Participant may change the amount of Payroll Deductions for subsequent Offerings by giving written notice (or notice in another form pursuant to procedures established by the Committee) of such change to the Committee on or before the 15th day of the month immediately preceding the Offering Commencement Date for the Offering for which such change is effective.
6.Purchase of Shares.
(a)In General. On each Offering Termination Date, each Participant shall be deemed to have purchased a number of Shares equal to the quotient obtained by dividing the balance credited to the Participant’s Account as of the Offering Termination Date, by the Purchase Price. Shares deemed purchased by a Participant under the Plan (net of Shares withheld under Paragraph 11) shall be credited to the Participant’s Brokerage Account as soon as practicable following the Offering Termination Date.
(b)Terminating Events. The Company shall give Participants at least 30 days’ notice (or, if not practicable, such shorter notice as may be reasonably practicable) prior to the anticipated date of the consummation of a Terminating Event. The 20th day following the issuance of such notice by the Company (or such earlier date as the Board or the Committee may reasonably determine) shall constitute the Offering Termination Date for any outstanding Offering.

(c)Transferability of Rights to Purchase Shares. No right to purchase Shares pursuant to the Plan shall be transferable other than by will or by the laws of descent and distribution, and no such right to purchase Shares pursuant to the Plan shall be exercisable during the Participant’s lifetime other than by the Participant.
7.Termination of Participation.
(a)     Account. Except as provided in Paragraph 7(c), no amounts shall be distributed from Participants’ Accounts during an Offering Period.
(b)     Suspension of Participation. A Participant may discontinue Payroll Deductions during an Offering Period by providing a Termination Form to the Committee at any time before the Offering Termination Date applicable to any Offering, provided that a Participant’s Payroll Deductions shall be discontinued to the extent required in connection with a Participant’s hardship withdrawal under the rules of the NBCUniversal Capital Accumulation Plan, the Comcast Corporation Retirement-Investment Plan or any other plan, program or arrangement pursuant to which discontinuance of contributions to the Plan may be required in connection with a Participant’s hardship withdrawal. All amounts credited to such Participant’s Account shall be applied to the purchase of Shares pursuant to Paragraph 6. A Participant who discontinues Payroll Deductions during an Offering Period by providing a Termination Form shall be eligible to participate in the Offering next following the date on which the Participant delivers the Termination Form to the Committee. A Participant (other than a Participant whose payroll is administered by Universal Orlando) whose Payroll Deductions are suspended during an Offering Period because of a hardship withdrawal under the rules of the NBCUniversal Capital Accumulation Plan, the Comcast Corporation Retirement-Investment Plan or any other plan, program or arrangement pursuant to which discontinuance of contributions to the Plan may be required in connection with a Participant’s hardship withdrawal shall automatically resume Payroll Deductions at the rate in effect immediately before the suspension for the next Offering Period that commences after the conclusion of the suspension, unless the Participant elects otherwise.
(c)Termination of Employment. Upon termination of a Participant’s employment for any reason, all amounts credited to such Participant’s Account shall be returned to the Participant, or, following the Participant’s death, to the Participant’s Successor-in-Interest.
8.Interest.
No interest shall be paid or allowed with respect to Payroll Deductions paid into the Plan or credited to any Participant’s Account.
9.     Shares.
(a) Maximum Number of Shares; Adjustments. Subject to adjustment as provided in this Paragraph 9, not more than 34,200,000 Shares in the aggregate may be issued pursuant to the Plan pursuant to Offerings under the Plan, subject to adjustment in accordance with this

Paragraph 9. Shares delivered pursuant to the Plan may, at the Company’s option, be either treasury Shares or Shares originally issued for such purpose. In the event that Shares are changed into or exchanged for a different number or kind of shares of stock or other securities of the Company, whether through merger, consolidation, reorganization, recapitalization, stock dividend, stock split-up or other substitution of securities of the Company, the Board or the Committee shall make appropriate equitable anti-dilution adjustments to the number and class of shares of stock available for issuance under the Plan, to the number and class of shares of stock subject to outstanding Offerings and to the Purchase Price. Any reference to the Purchase Price in the Plan and in any related documents shall be a reference to the Purchase Price as so adjusted. Any reference to the term “Shares” in the Plan and in any related documents shall be a reference to the appropriate number and class of shares of stock available for issuance under the Plan, as adjusted pursuant to this Paragraph 9. The Board’s or the Committee’s adjustment shall be effective and binding for all purposes of this Plan. All Shares issued pursuant to the Plan shall be validly issued, fully paid and nonassessable.
(b)Participant’s Interest in Shares. A Participant shall have no interest in Shares offered under the Plan until Shares are credited to the Participant’s Brokerage Account.
(c)Crediting of Shares to Brokerage Account. Shares purchased under the Plan shall be credited to the Participant’s Brokerage Account as soon as practicable following the Offering Termination Date.
(d)Restrictions on Purchase. The Board or the Committee may, in its discretion, require as conditions to the purchase of any Shares under the Plan such conditions as it may deem necessary to assure that such purchase of Shares is in compliance with applicable securities laws.
(e)Restrictions on Sale of Shares. The Board or the Committee may, in its discretion, require as conditions to the sale of any Shares credited to Participants’ Brokerage Accounts under the Plan (i) such conditions as it may deem necessary to assure that such sale of Shares is in compliance with applicable securities laws and (ii) a minimum holding period (not to exceed one year) following the purchase of Shares before Shares credited to Participants’ Brokerage Accounts may be sold or otherwise transferred, provided that such holding period, if any, shall not apply to Shares applied to pay withholding taxes pursuant to Paragraph 11 or to Shares credited to the Brokerage Account of a Participant who has terminated employment on account of death or disability.
10.Expenses.
The Participating Companies shall pay all fees and expenses incurred (excluding individual Federal, state, local or other taxes) in connection with the Plan. No charge or deduction for any such expenses will be made to a Participant upon the termination of his or her participation under the Plan or upon the distribution of certificates representing Shares purchased with his or her Payroll Deductions.

11.Taxes.
     The Participating Companies shall have the right to withhold from each Participant’s Compensation an amount equal to all federal, state, city or other taxes as the Participating Companies shall determine are required to be withheld by them in connection with the purchase of Shares under the Plan and in connection with the sale of Shares acquired under the Plan. The Company’s obligation to make any delivery or transfer of Shares shall be conditioned on the Participant’s compliance, to the Company’s satisfaction, with any withholding requirement.
Any tax liabilities incurred in connection with a Participant’s participation in the Plan may, to the extent such liabilities cannot be satisfied in full by withholding cash payable in connection with a taxable event, be satisfied by withholding a portion of the Shares otherwise creditable under the Plan having a Fair Market Value approximately equal to the minimum amount of taxes required to be withheld under applicable law.
12.Plan and Contributions Not to Affect Employment.
The Plan shall not confer upon any Eligible Employee any right to continue in the employ of the Participating Companies.
13.Administration.
The Plan shall be administered by the Committee. The Board and the Committee shall have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations deemed necessary or advisable in administering the Plan, with or without the advice of counsel. The Committee may delegate its administrative duties, subject to its review and supervision, to the appropriate officers and employees of the Company. The determinations of the Board and the Committee on the matters referred to in this Paragraph 13 shall be conclusive and binding.
14.Amendment and Termination.
The Board or the Committee may terminate the Plan at any time and may amend the Plan from time to time in any respect; provided, however, that upon any termination of the Plan, all Shares or Payroll Deductions (to the extent not yet applied to the purchase of Shares) under the Plan shall be distributed to the Participants, provided further, that no amendment to the Plan shall affect the right of any Participant to receive his or her proportionate interest in the Shares or his or her Payroll Deductions (to the extent not yet applied to the purchase of Shares) under the Plan, provided further that the Company may seek shareholder approval of the Plan or any amendment to the Plan if such approval is determined to be required by or advisable under the regulations of the Securities and Exchange Commission or the Internal Revenue Service, the rules of any stock exchange or system on which the Shares are listed or other applicable law or regulation, and provided further that the Board or the Committee may condition the effectiveness of any Election Form on such shareholder approval.

15.Effective Date.
The Plan was originally adopted on January 29, 2011. The first Offering Period under the Plan commenced on July 1, 2011. The Effective Date of this amendment and restatement of the Plan is June 18, 2025, subject to approval by the shareholders of the Company.
16.Government and Other Regulations.
(a)In General. The purchase of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies as may be required.
(b)Securities Law. The Committee shall have the power to make each Offering under the Plan subject to such conditions as it deems necessary or appropriate to comply with the then-existing requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, including Rule 16b-3 (or any similar rule) promulgated by the Securities and Exchange Commission thereunder.
17.Non-Alienation.
No Participant shall be permitted to assign, alienate, sell, transfer, pledge or otherwise encumber his right to purchase Shares under the Plan prior to time that Shares are credited to the Participant’s Brokerage Account. Any attempt at assignment, alienation, sale, transfer, pledge or other encumbrance shall be void and of no effect.
18.Notices.
Any notice required or permitted hereunder shall be sufficiently given only if delivered personally, telecopied, or sent by first class mail, postage prepaid, and addressed:
If to the Company:
Comcast Corporation
One Comcast Center
1701 JFK Boulevard
Philadelphia, PA 19103
Fax: 215-286-7794
Attention: General Counsel
Or any other address provided pursuant to notice provided by the Committee.
If to the Participant:
At the address on file with the Participating Company from time to time, or to such other address as either party may hereafter designate in writing (or via such other means of communication permitted by the Committee) by notice similarly given by one party to the other.
19.Successors.
The Plan shall be binding upon and inure to the benefit of any successors or assigns of the Company.
20.Severability.
If any part of this Plan shall be determined to be invalid or void in any respect, such determination shall not affect, impair, invalidate or nullify the remaining provisions of this Plan which shall continue in full force and effect.
21.Acceptance.
The election by any Eligible Employee to participate in this Plan constitutes his or her acceptance of the terms of the Plan and his or her agreement to be bound hereby.
22.Applicable Law.
This Plan shall be construed in accordance with the laws of the Commonwealth of Pennsylvania, to the extent not preempted by applicable Federal law.